UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):   October 11, 2006

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-7935	95-1528961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On  October 11, 2006, the Board of Directors (the “Board”) of International Rectifier Corporation (the “Company”) appointed Dr. Philip M. Neches to serve as a Class Three director of the Company. The Board has determined that Dr. Neches is “independent” as defined under the rules of the New York Stock Exchange and he has been appointed to the Board’s Audit and Corporate Governance and Nominating Committees.

Dr. Neches has more than 30 years of technology experience. He is Chairman of Foundation Ventures LLC, an investment bank serving information technology and life science companies. Previously, Dr. Neches was Vice President and Chief Technology Officer of AT&T’s Multimedia Products and Services Group and Senior Vice President and Chief Scientist at NCR. Dr. Neches was a founder of Teradata Corporation, which was acquired by NCR and AT&T in 1992. He is a Director of Evolving Systems, Inc. (EVOL), and a Trustee of the California Institute of Technology, where he earned his BS, MS and PhD degrees in computer science.

A copy of the press release announcing  the appointment of Dr. Neches is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by this reference.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of International Rectifier Corporation issued October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006	INTERNATIONAL RECTIFIER CORPORATION

	By	/s/ Donald R. Dancer
Name: Donald R. Dancer
Title: Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release of International Rectifier Corporation issued October 12, 2006.